UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

INNOSPEC INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Reg. § 240.14a-101. Notes:

A.	Where any item calls for information with respect to any matter to be acted upon and such matter involves other matters with respect to which information is called for by other items of this Schedule, the information called for by such other items shall also be given. For example, where a solicitation of security holders is for the purpose of approving the authorization of additional securities which are to be used to acquire another specified company, and the registrants’ security holders will not have a separate opportunity to vote upon the transaction, the solicitation to authorize the securities is also a solicitation with respect to the acquisition. Under those facts, information required by Items 11, 13 and 14 shall be furnished.

B.	Where any item calls for information with respect to any matter to be acted upon at the meeting, such item need be answered in the registrant’s soliciting material only with respect to proposals to be made by or on behalf of the registrant.

C.	Except as otherwise specifically provided, where any item calls for information for a specified period with regard to directors, executive officers, officers or other persons holding specified positions or relationships, the information shall be given with regard to any person who held any of the specified positions or relationships at any time during the period. Information need not be included for any portion of the period during which such person did not hold any such position or relationship, provided a statement to that effect is made.

D.	Information may be incorporated by reference only in the manner and to the extent specifically permitted in the items of this schedule. Where incorporation by reference is used, the following shall apply:

1.	Any incorporation by reference of information pursuant to the provisions of this Schedule shall be subject to the provisions of §228.10(f) and §229.10(d) restricting incorporation by reference of documents which incorporate by reference other information. A registrant incorporating any documents, or portions of documents, shall include a statement on the last page(s) of the proxy statement as to which documents, or portions of documents, are incorporated by reference. Information shall not be incorporated by reference in any case where such incorporation would render the statement incomplete, unclear or confusing.

2.	If a document is incorporated by reference but not delivered to security holders, include an undertaking to provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been Incorporated by reference In the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates), and the address (including title or department) and telephone numbers to which such a request is to be directed. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

2

INNOSPEC INC.

220 Continental Drive	PAUL W. JENNINGS
Newark, DE 19713	President and Chief Executive Officer

Dear Stockholder:	March 31, 2006

You are cordially invited to attend the Annual Meeting of Stockholders of Innospec Inc. (the “Corporation”), which will be held on May 2, 2006 at 10:00 a.m. local time, in the Boardroom, the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, USA. Stockholders are advised to arrive at the reception area at 09.30 a.m. to allow sufficient time for security clearance.

The Notice of Meeting, Proxy Statement, Proxy Form and Annual Report of the Corporation are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy Form and return it promptly in the enclosed reply envelope which requires no postage if mailed in the United States of America. If you sign and return your Proxy Form without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations as set forth in the attached Proxy Statement.

Sincerely,

PAUL W. JENNINGS

President and Chief Executive Officer

INNOSPEC INC.

220 Continental Drive

Newark, DE 19713

U.S.A.

Notice of Annual Meeting of Stockholders

May 2, 2006

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Stockholders of Innospec Inc. (the “Corporation”) will be held at 10:00 a.m. local time on May 2, 2006 in the Boardroom, the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, USA for the following purposes:

1.	To re-elect one current director to serve until the 2009 Annual Meeting;

2.	To elect one new director to serve until the 2009 Annual Meeting;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed March 9, 2006 as the date of record for the meeting and only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any postponement or adjournment thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting both at the meeting and during normal business hours at the Corporation’s offices at 220 Continental Drive, Newark, DE 19713, U.S.A. for a period of 10 days prior to the meeting.

A proxy statement, form of proxy and a copy of the annual report on Form 10-K of the Corporation for the year ended December 31, 2005 are enclosed.

By Order of the Board of Directors,

Andrew Hartley

Vice President and General Counsel

March 31, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IN ADDITION, YOUR PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION OR BY DELIVERY OF A LATER DATED PROXY.

INNOSPEC INC.

220 Continental Drive

Newark, DE 19713

U.S.A.

PROXY STATEMENT

March 31, 2006

for

Annual Meeting of Stockholders

To Be Held On May 2, 2006

This proxy statement (the “Proxy Statement”) is being furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”), of Innospec Inc., a Delaware corporation (the “Corporation”) in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) for use at the annual meeting of stockholders to be held on May 2, 2006 at 10:00 a.m. local time, and at any adjournments or postponements thereof (the “Annual Meeting”). The purpose of the Annual Meeting is:

•	to re-elect one director to the Board,

•	to elect one new director to the Board, and

•	to ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the 2006 fiscal year.

Record Date and Quorum

This Proxy Statement, the Proxy Form and the Corporation’s Annual Report to Stockholders on Form 10-K are being mailed on or about March 31, 2006 to holders of record of the Common Stock at the close of business on March 9, 2006 (the “Record Date”). Each outstanding share of Common Stock entitles the holder thereof as of the record date to one vote (or where a part share shall be owned a proportionate part of the vote of one share) on each matter to come before the Annual Meeting. As of the Record Date, excluding treasury stock, there were 12,305,517 shares of Common Stock outstanding. There are no other outstanding voting securities of the Corporation other than the Common Stock.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the shares of Common Stock outstanding and entitled to vote will constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum. At the Annual Meeting, election inspectors will determine whether or not a quorum is present.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner with respect to such item.

Proxies

If the enclosed proxy form (the “Proxy Form”) is properly signed, dated and returned to the Corporation, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed Proxy Form will be voted as the Board of Directors recommends. The

Corporation’s management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of the Corporation’s Board of Directors unless the stockholder otherwise specifies in the Proxy Form.

Returning your completed Proxy Form will not prevent you from voting in person at the Annual Meeting if you are present and wish to vote. In addition, you may revoke your proxy at any time before it is voted by sending written notice of revocation or by submission of a properly executed proxy bearing a later date to the Secretary of the Corporation prior to the Annual Meeting at the Corporation’s principal executive offices at the address above.

Required Votes

Proposal One (Re-Election of Director): The election of directors is decided by the affirmative vote of a plurality of the votes duly cast by holders of all shares entitled to vote in the election. Abstentions and broker “non-votes” are not counted as votes cast for the purpose of electing directors. Accordingly, abstentions and broker “non-votes” will not be taken into account and, therefore, will not affect the outcome of the election of directors.

Proposal Two (Election of New Director): The election of directors is decided by the affirmative vote of a plurality of the votes duly cast by holders of all shares entitled to vote in the election. Abstentions and broker “non-votes” are not counted as votes cast for the purpose of electing directors. Accordingly, abstentions and broker “non-votes” will not be taken into account and, therefore, will not affect the outcome of the election of directors.

Proposal Three (Ratification of Appointment of Independent Registered Public Accounting Firm): The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2006. A broker or nominee has discretion to vote on this matter. Accordingly, both abstentions and broker “non-votes” will be treated as present and entitled to vote and, therefore, will have the effect of votes against this proposal.

PROPOSAL ONE

(Item 1 on the Proxy Form)

Re-election of Current Director

The Bylaws of the Corporation provide that the number of directors shall be not less than three nor more than 12 members, the exact number of which shall be determined from time to time by resolution adopted by the Board of Directors, and that the Board shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. By resolution of the Board of Directors dated March 10, 2006, the Board of Directors reduced the number of members on the Board of Directors from eight to seven effective May 2, 2006; three in Class I, two in Class II and three in Class III and the appointments of the directors in such Classes expire at the Annual Meetings of the Corporation in 2008, 2006 and 2007, respectively.

One director in Class II, Mr. James M.C. Puckridge, whose term expires at the upcoming Annual Meeting, has been nominated for re-election to serve until the Corporation’s 2009 Annual Meeting. See “Management—Nominees for Director” for information with respect to Mr. Puckridge. The Corporation believes that Mr. Puckridge is willing to be elected and to serve. In the event that the nominee is unable to serve or is otherwise unavailable for election the incumbent Board may or may not select a substitute nominee. If a substituted nominee is selected, all proxies will be voted for the person selected.

The election of directors at the Annual Meeting requires a plurality of the votes actually cast by the stockholders present (in person or by proxy) at the meeting and entitled to vote. There is no cumulative voting as to any matter, including the election of directors.

The Board of Directors recommends a vote “FOR” the re-election of the nominee current director.

PROPOSAL TWO

(Item 2 on the Proxy Form)

Election of a New Director

The Bylaws of the Corporation provide that the number of directors shall be not less than three nor more than 12 members, the exact number of which shall be determined from time to time by resolution adopted by the Board of Directors, and that the Board shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. By resolution of the Board of Directors dated March 10, 2006, the Board of Directors reduced the number of members on the Board of Directors from eight to seven effective May 2, 2006; three directors in Class I, two directors in Class II and two directors in Class III and the appointments of the directors in such Classes expire at the Annual Meetings of the Corporation in 2008, 2006 and 2007, respectively.

Mr. Paul W. Jennings was elected to the Board in accordance with Article III of the Bylaws to fill the vacancy on the Board created as a result of the resignation of Mr. Dennis J. Kerrison on April 15, 2005. Mr. Jennings will serve until the date of the 2006 Annual Meeting. Mr. Jennings has also been nominated for election as a Class II Director to the Board of Directors to serve until the Corporation’s 2009 Annual Meeting. The Corporation believes that Mr. Jennings is willing to be elected and to serve. In the event that Mr. Jennings is unable to serve or is otherwise unavailable for election the incumbent Board may or may not select a substitute nominee. If a substituted nominee is selected, all proxies will be voted for the person selected.

The election of directors at the Annual Meeting requires a plurality of the votes actually cast by the stockholders present (in person or by proxy) at the meeting and entitled to vote. There is no cumulative voting as to any matter, including the election of directors.

The Board of Directors recommends a vote “FOR” the election of the nominee director.

PROPOSAL THREE

(Item 3 on the Proxy Form)

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as independent registered public accounting firm of the Corporation with respect to the 2006 fiscal year to examine the financial statements of the Corporation for the fiscal year ending December 31, 2006 and to perform other appropriate accounting services. PricewaterhouseCoopers LLP served as the Corporation’s independent registered public accounting firm for fiscal year 2005.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to questions and to make a statement if such representative desires to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, the Audit Committee will consider other independent registered public accounting firms.

The Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

MANAGEMENT

The following sets forth certain information as of March 9, 2006 with respect to the Corporation’s nominees for directors, the Corporation’s continuing directors and certain officers of the Corporation and its subsidiaries (including all executive officers of the Corporation). Officers of the Corporation serve at the discretion of the Board of Directors.

Nominees for Director

Class II Director who will serve until the 2006 Annual Meeting and is seeking re-election

James M. C. Puckridge—Director since May 7, 1998

Age: 70

James Puckridge was Chairman of Elf Atochem U.K. Ltd., a position he assumed in 1990, until his retirement on December 31, 1998. Prior to that he was Managing Director of the same organization. He is a past President of the British Plastics Federation and a former Council Member of the Chemical Industries Association, where he was Chairman of the General Purpose and Finance Committee. He has been Chairman of the Trustees of The Associated Octel Company Limited Pension Plan since October 3, 2000. Mr. Puckridge is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.

Class II Director who is seeking election to serve until the 2009 Annual Meeting

Paul W. Jennings—Director effective May 2, 2006 (if approved)

Age: 48

Paul Jennings serves as President and Chief Executive Officer of the Corporation, having been appointed to this position on June 23, 2005. Prior to this he served as Executive Vice President and Chief Financial Officer having joined the Corporation in November 2002. Before joining the Corporation, Mr. Jennings served as Chief Financial Officer for Griffin LLC, a joint venture between Griffin Corporation and Dupont in the crop protection chemical industry based in the USA. From 1986 to 1999, Mr. Jennings held the positions of Chief Financial Officer and Vice President—Finance for various divisions and regions of Courtaulds plc working in Europe, USA and Singapore spanning the fiber, chemical, film and coating industries.

Continuing Directors

Class I Directors who will serve until the 2008 Annual Meeting

Charles M. Hale—Director since May 7, 1998

Age: 70

Charles Hale is Executive Chairman of Polar Capital Partners Limited, a London based asset management company regulated by the UK’s Financial Services Authority. Prior to 2002, he was Vice Chairman of CSFB Europe Limited, having been Chairman of Donaldson, Lufkin & Jenrette International, the London based subsidiary of Donaldson Lufkin & Jenrette Inc., until its acquisition by Credit Suisse First Boston in November 2000. Prior to 1984, he was a general partner of Lehman Brothers Kuhn Loeb and Managing Director of AG Becker International. Mr. Hale is a graduate of Stanford University and Harvard Business School. Charles Hale is the brother of Martin Hale who is also a director of the Corporation. Mr. Charles Hale is a member of the Audit and Compensation Committees.

Samuel A. Haubold—Director since November 19, 2002

Age: 67

Samuel A. Haubold regularly serves as an arbitrator and mediator of international commercial disputes. He is currently affiliated with Littleton Chambers, a chamber of barristers in London. Prior to his retirement in July 2003, Mr. Haubold had been the Senior Partner of Kirkland & Ellis International in London since 1995. Mr. Haubold is a graduate of the Harvard Law School and is a member of the Advisory Council of the Institute of the Americas, University of London. Mr. Haubold is the Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee.

Hugh G. C. Aldous—Director since May 3, 2005

Age: 61

Hugh Aldous is a partner at RSM Robson Rhodes, Chartered Accountants and Management Consultants where he served as Chief Executive Officer from 1987 to 1997. Mr. Aldous currently serves as Chairman of Eastern

European Trust plc, a London listed co-investor in Russia and Eastern Europe. Mr. Aldous is also a non-executive director of two UK listed public investment companies Henderson TR Pacific Trust plc and Elderstreet Millennium Venture Capital Trust plc. Mr. Aldous was a member of the UK Competition Commission, has authored several reports on corporate governance issues, has served as the Audit Committee Chairperson for several companies and currently chairs the Audit Committee of two public companies. Mr. Aldous is a member of the Audit Committee.

Class III Directors who will serve until the 2007 Annual Meeting

Dr. Robert E. Bew—Director and Chairman since May 7, 1998

Age: 69

Dr. Robert Bew serves as Non-Employee Chairman of the Corporation. Until January 1, 2001 he was Chairman of the European Process Industries Competitiveness Centre, an organization specializing in increasing competitiveness in process industries, and until 2002 he was Chairman of the Teesside Chemical Initiatives (TCI). He spent over 35 years with ICI, most recently as CEO of ICI’s International Chemical & Polymer division based in Teesside, U.K. Previously he served as head of ICI Corporate Planning and between 1995 and 1997 he was also Chairman of Phillips Imperial Petroleum Ltd., a refinery joint venture between ICI and Phillips Petroleum. Dr. Bew is a member of the Nominating and Corporate Governance Committee.

Martin M. Hale—Director since February 27, 1998

Age: 65

Martin Hale is a Director of Chemtura Corporation (formerly Great Lakes Chemical Corporation (“Great Lakes”) which merged with Crompton Corporation to form Chemtura Corporation on July 1, 2005), having been a Director of Great Lakes since 1978 and from 1995 until May 2000 served as Chairman. Prior to 1983, Mr. Hale was President and Chief Executive Officer of Marsh & McClennan Asset Management Company. From 1983 to 2001 Mr. Hale was Executive Vice President and Partner of Hellman Jordan Management Co, a registered investment adviser. He also serves as a Trustee of the Museum of Fine Arts, Boston. Martin Hale is the brother of Charles Hale who is also a Director of the Corporation. Mr. Martin Hale is the Chairman of the Audit Committee.

Officers (other than those who are directors and listed above)

W. Martin Dawson (Appointed August 1, 2005)

Age: 51

Martin Dawson serves as Senior Vice President and Managing Director, Performance Chemicals, having joined the Corporation in March 2005. Prior to this, he served as Chief Operating Officer of Mobius Technologies Inc, a US based polyurethane technology company. He previously served as Vice President, Automotive Business Group with Bayer Corporation and held a number of senior management positions with ARCO Chemicals in the UK, prior to its acquisition by Lyondell Chemical Company.

Andrew Hartley (Appointed November 1, 2004)

Age: 49

Andrew Hartley serves as Vice President and General Counsel to the Corporation, having been appointed as Corporate Secretary on November 1, 2004. Prior to this, Mr. Hartley was Company Secretary and General Counsel of BASF plc, the UK subsidiary of the global chemical company, BASF AG. He has held in-house legal positions since 1990, prior to which he worked in private practice.

Dr. Catherine Hessner (Appointed August 12, 2003)

Age: 47

Cathy Hessner serves as Senior Vice President, Human Resources of the Corporation, having joined it in March 2003. Prior to joining the Corporation, she served as European Human Resources Director for Nova Chemicals, a US commodity chemicals company. From 1995 to 1999, Dr. Hessner served as European HR Director for Anheuser-Busch, the U.S. brewing corporation, based in the U.K. and, prior to that, spent nine years with various divisions of Mars Incorporated in a variety of Human Resources and general business roles.

James Lawler (Appointed August 1, 2005)

Age: 56

Jim Lawler serves as Executive Vice President and Chief Financial Officer of the Corporation, having worked with the Corporation since May 2005 as a consultant. Prior to this, Mr. Lawler served as an advisor to the UK

Government on its efficiency review. From 1977 to 2003, Mr. Lawler held a number of senior positions with Xerox Corporation, working in the UK and the USA, latterly acting as Chief Financial Officer and Executive Director of Xerox EMEA & Chairman of Xerox Capital Europe.

Dr. Ian McRobbie (Appointed May 7, 2002)

Age: 57

Ian McRobbie serves as Senior Vice President, Research and Technology, having joined the Corporation in January 2002. Between 1989 and 2002 he was Technical Director of A H Marks and Company Ltd., a privately owned British chemical company operating in agrochemical and specialty chemical markets. Prior to this, he worked in senior research and manufacturing roles for Seal Sands Chemical Co. Ltd. (a wholly owned subsidiary of the Hexcel Corporation based in California) and BTP plc (now part of Clariant).

Richard T. Shone (Appointed May 7, 2002)

Age: 58

Richard Shone serves as Vice President, Safety, Health and Environment of the Corporation, having joined its subsidiary, The Associated Octel Company Limited, in a similar capacity in May 1997. Prior to that, from 1986, he served as General Manager, Group Safety Hazards and Environment, Laporte plc, having previously worked for the U.K.’s Health and Safety Executive.

Patrick Williams (Appointed September 6, 2005)

Age: 41

Patrick Williams serves as Executive Vice President and President, Fuel Specialties of the Corporation. Prior to holding this position, Mr. Williams held a number of senior management and sales leadership positions in Octel Starreon, latterly acting as the Chief Executive Officer of this business. Before joining Starreon Corporation in 1993 prior to the joint venture with Innospec Inc., Mr. Williams established a number of businesses and currently holds equity positions in a small exploration and oil production company and a real estate business.

Dr. Benito Fiore, Director since May 7, 1998 and currently a Class II Director is not seeking re-election. Dennis J. Kerrison, former President and Chief Executive Officer, resigned effective April 15, 2005. Sharon E. Todd, former Executive Vice President and Corporate Development Director, resigned effective June 30, 2005. Dr. Geoffrey J. Hignett, former Senior Vice President, Corporate Leadership, resigned effective May 2, 2005.

Family Relationships

Charles Hale, who is a director of the Corporation, is the brother of Martin Hale, who is also a director of the Corporation. There are no other family relationships between any of the persons referred to in the sections “Nominees for Director”, “Continuing Directors” or “Officers” above.

LEGAL PROCEEDINGS

The Corporation’s Form 10-K dated March 16, 2006, a copy of which is enclosed with this Proxy Statement and which was filed with the SEC on March 16, 2006, sets forth details of material legal proceedings in which the Corporation is or its subsidiaries is a party. Information relating to such legal proceedings is incorporated herein by reference.

No director or officer and to our knowledge no affiliate of the Corporation or any associate of any director or officer is involved, or has a material interest in, any proceedings which would have a material adverse effect on the Corporation or any of its subsidiaries.

Item 103 of Regulation S-K requires disclosure of administrative or judicial proceedings arising under any federal, state or local provisions dealing with protection of the environment, if the monetary sanctions might exceed $100,000. There are currently no such proceedings.

Except as described above, there are no other material pending legal proceedings to which the Corporation or any of its subsidiaries is a party, or of which any of their property is subject, other than ordinary, routine litigation incidental to their respective businesses.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner consistent with all applicable legal and regulatory requirements as well as the highest standards of business ethics and integrity. The Corporation has adopted a set of Corporate Governance Guidelines available on the Corporation’s website, including specifications for director qualification and responsibility, which the Board and senior management believe promote this purpose and represent best practices. The Board of Directors believes that corporate governance is an evolving process and periodically reviews and updates the Corporate Governance Guidelines.

The guidelines can be accessed electronically in the Investor Relations section of our website, www.innospecinc.com, by writing to Investor Relations at Innospec Inc., Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4HF, England, or by e-mailing investor@innospecinc.com.

Information about the Board of Directors

Attendance

The Board of Directors met seven times and the Committees of the Board met a total of twenty-one times during fiscal year ended December 31, 2005. Directors are expected to attend all Board Meetings and meetings of committees on which they serve. All of the directors attended the 2005 Annual Meeting. In addition the Special Committee of the Board met four times. All directors attended in person or by teleconference. Each director attended 90% or more of the meetings of the Board and meetings of committees of the Board on which he or she served.

Independent Board of Directors

The Board of Directors, after considering broadly all relevant facts and circumstances of which it is aware, including those matters set forth under “Certain Other Transactions and Relationships” and under “Management—Family Relationships”, has determined that a majority of its members are independent within the meaning of The New York Stock Exchange and NASDAQ Stock Market listing rules applicable on the date hereof.

The Corporation adopted the following standards for director independence in compliance with the NYSE corporate governance listing standards.

1.    No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Corporation or its wholly-owned subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Corporation). These determinations must be disclosed.

2.    The Board has established the following criteria for determining director independence:

a.    A director who is an employee, or whose immediate family member is an executive officer of the Corporation is not “independent” until three years after the end of such employment relationship;

b.    A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $100,000 per year in such compensation;

c.    A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external registered public accounting firm of the Corporation is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

d.    A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Corporation’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and

e.    A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

The Board determined that each member of the Board, except for Mr. Jennings, meets the aforementioned independence standards. Mr. Jennings does not meet the aforementioned independence standards, because, as the current President and Chief Executive Officer of the Corporation, he is an employee of the Corporation.

With effect from March 22, 2006 the Corporation voluntarily withdrew its common stock listing from the New York Stock Exchange (“NYSE”) and listed its common stock on the NASDAQ Stock Market (“NASDAQ”). Rule 4350 of NASDAQ’s Marketplace Rules sets different criteria for determining director independence. By virtue of Rule 4350(a), all directors of the Corporation, except for Mr. Jennings, may be defined as independent.

Executive Sessions of Non-Employee Directors

“Non-employee” directors are all those who are not Corporation officers, and includes such directors who are not independent by virtue of a material relationship, former status or family membership, or for any other reason. Executive Sessions are led by the Chairman. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Chairman in his or her own discretion or at the request of the Board. Dr. Robert E. Bew has been designated as the Chairman. There were four executive sessions during fiscal 2005.

Contacting the Board of Directors

Any stockholder who desires to contact the Chairman or any of the directors of the Corporation may do so via the following e-mail address: contact.board@innospecinc.com, or by writing to them at Innospec Inc., Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4HF, England. Communications received electronically or in writing will be forwarded to the addressee of the communication.

Committees of the Board of Directors

The Corporation has Audit, Compensation and Nominating and Corporate Governance Committees, the members of which are as shown below.

Audit Committee

The Audit Committee operates pursuant to a written Charter, and is responsible for monitoring and overseeing the Corporation’s internal controls and financial reporting process, the independent audit of the Corporation’s consolidated financial statements by the Corporation’s independent registered public accounting firm, PricewaterhouseCoopers LLP, and the other responsibilities set forth in its Charter. Mr. C. Hale has served as a member of this Committee since its formation on May 11, 1998. On February 20, 2002 Mr. M. Hale was appointed Chairman of the Committee. On March 31, 2004, Dr. Bew was appointed to the Committee. Mr. H. Aldous was appointed to the Committee on February 15, 2005. Dr Bew resigned from the Committee with effect from December 31, 2005. Throughout the period the Corporation was listed on the NYSE, each of the members of the Committee met the criteria for director independence and by virtue of Rules 4350 and 4350(a) of NASDAQ’s Marketplace Rules, may also be defined as independent. The Committee met eight times during fiscal 2005.

All Audit Committee members possess the required level of financial literacy and at least one member of the Committee meets the current standard of requisite financial management expertise as required by the NYSE and NASDAQ on the date hereof. The Board of Directors has determined that Messrs. M. Hale and H. Aldous qualify as Audit Committee Financial Experts, as such term is defined in Item 401(h) of Regulation S-K, and are independent for purposes of the Securities Exchange Act of 1934. The Board made this determination based on Mr. M. Hale’s 40 years of experience as a securities analyst and portfolio manager with emphasis on balance sheet study and his direct experience serving on the audit committee of the Great Lakes Chemical Corporation (now Chemtura Corporation) for the last 26 years (including five years as its chairman), and Mr. Aldous’ qualification as a chartered accountant and appointment as a partner of RSM Robson Rhodes, Chartered Accountants.

PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm, report directly to the Audit Committee.

The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the registered public accounting firm prior to the filing of officers’ certifications with the Securities and Exchange Commission (the “SEC”) to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

Any stockholder or employee may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Corporation without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints to the Corporate Secretary or to the Audit Committee. Confidential, anonymous reports may be made by writing to: Corporate Secretary, Innospec Inc., Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4HF, England. The Audit Committee has adopted a Complaint Monitoring Procedure Policy to enable confidential and anonymous reporting to the Audit Committee. All complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters will be retained in accordance with the Corporation’s document retention policy.

The Corporation’s internal audit group reports directly to the Audit Committee.

The Corporation limits the number of public company audit committees its audit committee members serve to three or less.

The Audit Committee Report appears later in this Proxy Statement.

Compensation Committee

The Compensation Committee operates under a formal charter that governs its duties and standards of performance. The charter was filed with the Corporation’s 2004 Proxy Statement.

The Compensation Committee reviews management compensation programs, recommends compensation terms and agreements for senior executive officers to the Board for Board approval, reviews changes in compensation for senior executive officers and non-employee directors and administers the Corporation’s stock option plans. Mr. Puckridge and Mr. C. Hale were appointed to the Committee on February 20, 2002.

Mr. Puckridge was appointed Chairman on March 31, 2004. Mr. Haubold was appointed to the Committee on April 1, 2004. Throughout the period the Corporation was listed on the NYSE, each of the members of the Committee met the criteria for director independence and by virtue of Rules 4350 and 4350(a) of NASDAQ’s Marketplace Rules, may also be defined as independent. The Committee met six times during fiscal 2005.

Nominating and Corporate Governance Committee

On November 19, 2002, the Corporation formed a Nominating and Corporate Governance Committee and appointed Mr. Haubold as its Chairman and Mr. Puckridge as a member. Dr. Bew was appointed to the Committee on November 1, 2005. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members consistent with criteria approved by the Board, recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board and management. The Committee met three times during fiscal 2005.

Throughout the period the Corporation was listed on the NYSE, each of the members of the Committee met the criteria for director independence and by virtue of Rules 4350 and 4350(a) of NASDAQ’s Marketplace Rules, may also be defined as independent. The Nominating and Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. The charter was filed with the Corporation’s 2004 Proxy Statement.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board and whether vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Committee and may be considered at any time during the year.

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for election to the Board as described in the Corporate Governance Guidelines which may be found at Appendix A of the Corporation’s 2004 Proxy Statement. In order for any candidate to be considered by the committee, and if nominated, included in the proxy statement, such recommendation should be received no later than the deadline for submission of stockholder proposals. See “Stockholders’ Proposals For the 2007 Annual Meeting”. Recommendations should be sent to the Corporate Secretary and should specify the nominee’s name, qualification for Board membership and any other information required by the Corporation’s Bylaws. All properly submitted stockholder proposals for director nominees received by the Corporate Secretary will be submitted to the committee for review and consideration.

Code of Ethics

Management has adopted a Code of Ethics, violations of which may be reported to the Chairman of the Nominating and Corporate Governance Committee or the Corporate Secretary. This Code of Ethics is intended to promote, among other things, honest and ethical conduct, full and accurate reporting and compliance with applicable laws and regulations.

Copies of Code of Ethics, Corporate Governance Guidelines and Committee Charters

Any stockholder who requires a copy of the Code of Ethics, Corporate Governance Guidelines or any of the Board Committee Charters may obtain one by writing to Investor Relations at Innospec Inc., Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4HF, England, or by e-mail to: investor@innospecinc.com. These documents can also be accessed via the Corporation’s website, www.innospecinc.com.

Special Committee

On March 17, 2005 the Corporation announced that it had filed a Form 12b-25 (Notification of Late Filing) with the SEC with respect to its Annual Report on Form 10-K as a result of the need to complete an investigation of the transaction described below and its impact on management’s assessment of internal control over financial reporting.

On February 24, 2005, Dennis J. Kerrison (“Mr. Kerrison”), then the President and Chief Executive Officer (“CEO”) of the Corporation, arranged to transfer £50,000 (equivalent to approximately ZAR 500,000, and approximately US $95,000) from his UK bank account to the account of Associated Octel Company (South Africa) (Pty) Limited (“Octel South Africa”), a wholly owned indirect subsidiary of the Corporation. On the same day, at the initiation of Mr. Kerrison, Octel South Africa made a payment of ZAR 500,000 (equivalent to approximately US $95,000) for Mr. Kerrison’s personal use. Mr. Kerrison’s UK bank sent the funds to Octel South Africa’s bank account on February 24, 2005, which funds were credited to Octel South Africa’s bank account on February 28, 2005. Octel South Africa was reimbursed on behalf of Mr. Kerrison for associated costs of approximately ZAR 629 (approximately US $107) on March 3, 2005.

The investigation, conducted by independent counsel appointed by a Special Committee of the Board, was completed on March 29, 2005. Also on March 29, 2005, the Special Committee reported on the investigation to the Corporation’s Board of Directors. The findings were adopted by the Board. Based on the findings, it was determined that the transaction appeared to violate the Corporation’s Code of Ethics, and that elements of the transaction may have resulted in potential violation of certain laws and regulations by the then CEO, the managing director of Octel South Africa, and the Corporation. In addition, it was determined that local controls over disbursements at Octel South Africa were overridden as a result of the transaction initiated by Mr. Kerrison.

Upon completion of the investigation, the Corporation assessed the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2004, and concluded that a material weakness existed as of December 31, 2004. As of March 31, 2005 the Board and the then CFO concluded that this material weakness had not been remediated, and still existed at March 31, 2005. The Board determined that this conclusion was consistent with the Corporation’s conclusion with regard to its internal control over financial reporting as of March 31, 2005.

On April 12, 2005, the Corporation announced the resignation of Mr. Kerrison as President and CEO, effective April 15, 2005. The Corporation implemented a remediation program that involved training all staff in its Code of Ethics, stressing the unacceptability of override of internal controls by management, and the establishment of a register of directors’ and officers’ interests and procedures with respect to actual or potential conflicts.

The Corporation met with the SEC in May 2005 to discuss this matter. To date, the SEC has taken no additional action, and there has been no further communication between the SEC and the Corporation regarding this matter.

As of September 30, 2005, the current CEO and Chief Financial Officer (“CFO”) concluded that this material weakness had been remediated and therefore no longer existed at September 30, 2005. The CEO and CFO concluded that the Corporation’s disclosure controls and procedures were effective as of September 30, 2005. This remains the view at December 31, 2005.

The share ownership, compensation, stock options and SAR grant information for Mr. Kerrison is set out below and not in the tables set out on pages 18 through 22.

As at February 6, 2006, Mr. Kerrison owned, directly or indirectly 96,550 shares in the Corporation. As of the same date, he had 145,951 shares underlying options exercisable within 60 days, making a total of 242,501. This amounted to 1.64% of the Corporation’s Common Stock.

On February 18, 2005, Mr. Kerrison was granted 6,680 options under the Company Share Option Plan at an exercise price of $19.77 with a vesting date of February 18, 2008 and an expiration date of February 18, 2015. Also on February 18, 2005, Mr. Kerrison was granted 25,000 options under the Performance Related Stock Option Plan with the same vesting and expiration dates. On March 4, 2005, Mr. Kerrison was granted 5,704 options under the Executive Co-Investment Plan with a vesting date of March 4, 2008 and an expiration date of March 4, 2015.

The Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values for Mr. Kerrison are as follows:

Name	No of Shares Acquired on Exercise	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the- Money Options at December 31, 2005(2)
			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
D J Kerrison	82,513	909,339	117,951	88,092	414,020	1,002,314

Notes:

(1)	The amounts in this column are the differences between the fair market value at the exercise date of the Innospec Inc. shares acquired through the option exercises and the exercise price of the option.
(2)	The amounts in these columns are the differences between the fair market value of Innospec Inc. shares at December 31, 2005 ($16.27 per share), and the exercise price of the option. An option is considered in-the-money when the fair market value of the shares is greater than the exercise price of the option.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued to Mr. Kerrison during fiscal 2005, 2004 and 2003.

	Annual Compensation(1)						Long Term Compensation Awards	All Other Compensation
	Year	Salary ($)	Bonus(2) ($)		Other Annual Compensation ($)		Number of Securities underlying options/ SARs
D J Kerrison	2005	772,654	504,999	(3)	8,338	(4)	37,384	257,348	(5)
	2004	745,081	538,367		122,309		25,500	808,808
	2003	707,527	515,633		102,587		28,000	51,806

(1)	Mr. Kerrison is paid in pounds sterling. For the purposes of the information above, an exchange rate of $1.8382 is used for 2003, 2004 and 2005 being the average exchange rate in 2005.
(2)	Bonus payments relate to bonuses earned for the stated year but paid in the following year.
(3)	In 2005, a bonus was paid to Mr. Kerrison under his agreement with the company on his resignation. This agreement dated April 8, 2005 was attached as an appendix to an 8-K filed by the Corporation on April 11, 2005 and the information contained therein is incorporated herein by reference.
(4)	Mr. Kerrison received other benefits consisting of tax payments paid by the Corporation on his behalf consisting of $8,338.
(5)	A payment valued at $257,348 was made into a pension plan on behalf of Mr. Kerrison. In accordance with his employment contract Mr. Kerrison is entitled to a pension equal to 1/30th of final salary for each year of service with the Corporation. An element of this entitlement is met through his membership of the main Corporation defined benefit plan and the remainder is designed to be met through contributions by the Corporation on his behalf to the Funded Unapproved Retirement Benefit Scheme (FURBS), a defined contribution plan. The amount to be paid into this scheme to ensure the value is sufficient to meet the contractual obligations to Mr. Kerrison is calculated annually by an independent global actuary.

Compensation of Directors

Retainer, Committee and Meetings Fees

Non-employee directors receive compensation for their services in the form of an annual retainer, Committee Chairman fees and meeting fees. Corporation employees are not paid any fees or compensation for being on the Board or on any Board committee.

In fiscal 2005, the non-employee Chairman of the Board received an annual retainer of $140,000. All other non-employee directors received an annual retainer of $33,000. All non-employee directors received an annual retainer of $6,000 for each committee (other than the Audit Committee) that they chair. The Chairman of the Audit Committee received an annual retainer of $10,000. All non-employee director members of the Audit Committee received an annual retainer of $5,000. All non-employee directors also receive $2,500 per day for attendance at Board Meetings and $1,800 per day for attendance at Committee Meetings and for special assignments. They were also reimbursed out-of-pocket expenses. One-quarter of each non-employee director’s annual retainer was paid in shares of the Corporation’s Common Stock.

In addition to his remuneration as non-employee director, Mr. Puckridge also receives payment as described below, from the Corporation for consulting and other services rendered to the Corporation. In fiscal 2004, Mr. Puckridge was paid an annual retainer of $25,000 for providing services in connection with U.K. pension matters and $1,800 per day for attendance at pensions meetings.

In addition to their annual retainer described above, non-employee directors are eligible to participate in The Innospec Inc. Non-Employee Directors’ Stock Option Plan, pursuant to which the Compensation Committee may, in its discretion, grant options under the plan to such non-employee directors. The stock options granted to the non-employee directors during fiscal 2005 were:

	February 17, 2005	July 12, 2005
Hugh Aldous	0	2670
Robert E. Bew	1670	0
Benito Fiore	1670	0
Charles M. Hale	1670	0
Martin M. Hale	1670	0
Samuel Haubold	2670	0
James M. C. Puckridge	1670	0

The stock options granted on February 17, 2005 vest on February 17, 2008 and are exercisable until February 17, 2015. The stock options granted on July 12, 2005 vest on July 12, 2008 and are exercisable until July 12, 2015. The exercise price of these options is $19.77.

Deferred and Long-Term Compensation

None were awarded or in place in the last fiscal year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act 1934, as amended, requires the Corporation’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Corporation’s Common Stock and other equity securities, to file initial reports of ownership and reports of changes in ownership of the Corporation’s Common Stock or other equity securities with the SEC. Such persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that each of its officers, directors and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) filing requirements applicable to them during fiscal 2005 except that: (i) a late Form 4 was filed for Sharon Todd on February 24, 2005; (ii) a late Form 4 was filed for Richard Shone on February 24, 2005; (iii) a late Form 4 was filed for Ian McRobbie on February 24, 2005; (iv) a late Form 4 was filed for Dennis Kerrison on February 24, 2005; (v) a late Form 4 was filed for Geoff Hignett on February 24, 2005; (vi) a late Form 4 was filed for Heather

Ashworth on February 24, 2005; (vii) a late Form 4 was filed for Dennis Kerrison on February 28, 2005; (viii) a late Form 3 was filed for Andrew Hartley on March 8, 2005; (ix) a late Form 4 was filed for Neale Perrins on March 14, 2005; (x) a late Form 4 was filed for Richard Shone on March 14, 2005; (xi) a late Form 3 was filed for Hugh Aldous on April 12, 2005; (xii) a late Form 4 was filed for Sharon Todd on July 5, 2005; (xiii) a late Form 4 was filed for Richard Shone on August 22, 2005; and (xiv) a late Form 3 was filed for Jim Lawler on August 30, 2005. The majority were delayed by no more than 6 days. Other longer delays were primarily due to the inherent nature of the SEC Code application process.

TRANSACTIONS WITH EXECUTIVES, OFFICERS, DIRECTORS AND OTHERS

During the past fiscal year, the Corporation and its subsidiaries had no transactions in which any director, or any member of the immediate family of any director, had a material direct or indirect interest reportable under the applicable rules of the SEC. The Corporation has not made any charitable contributions to any charity on which any director serves as an executive officer.

CERTAIN OTHER TRANSACTIONS AND RELATIONSHIPS

The Corporation has and continues to retain Kirkland & Ellis International LLP, a law firm in which Mr. Haubold was formerly a partner, to perform significant legal services for the Corporation. Mr. Haubold retired from Kirkland & Ellis International LLP in June 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Corporation’s Common Stock as of December 31, 2005 by holders of more than five percent of the Corporation’s outstanding Common Stock and as of December 31, 2005 with regard to the directors of the Corporation and the executive officers of the Corporation included in the summary Compensation Table (“Named Executives”) set forth under the caption “Executive Compensation and Other Information” who were employed by the Corporation as of December 31, 2005, and all current directors and executive officers of the Corporation as a group. As of December 31, 2005, excluding treasury stock, there were 12,325,001 shares of Common Stock outstanding. As of February 6, 2006, excluding treasury stock, there were 12,348,809 shares of Common Stock outstanding. According to the rules adopted by the Securities and Exchange Commission, a person is the “beneficial owner” of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. The percentage of the Corporation’s Common Stock beneficially owned by a person assumes that the person has exercised all options and converted all convertible securities that the person holds which are exercisable or convertible within 60 days of December 31, 2005 for five percent holders and executive officers of the Corporation. To the knowledge of the Corporation, each stockholder has sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote. Unless otherwise indicated, the business address of each person is the Corporation’s corporate address.

Beneficial Owners as of December 31, 2005

(Information as Reported in Schedule 13Gs as of December 31, 2005)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Tontine Capital Partners, LP(1)	1,898,200	15.4%
55 Railroad Avenue, 3rd Floor
Greenwich, Conneticut 06830

T. Rowe Price Associates, Inc.(2)	1,793,000	14.55%
100 East Pratt Street
Baltimore, MD 21202

FMR Corp.(3)	1,381,800	11.21%
82 Devonshire Street
Boston, MA 02109

Prospector Partners LLC(4)	1,305,000	10.59%
370 Church Street
Guilford, CT 06437

White Mountains Insurance Group, Ltd(5)	1,305,000	10.59%
Harborside Financial Centre
Suite 1720, 17th Floor
Jersey City, NJ 07311-1114

Artisan Partners, LP(6)	806,500	6.54%
875 East Wisconsin Avenue
Suite 800, Milwaukee, WI53202

Barclays Global Investors, NA(7)	692,904	5.62%
45 Fremont Street
San Francisco, CA 94105

Notes:

(1)	According to Schedule 13G dated February 14, 2006 filed jointly by Tontine Capital Partners LP, a Delaware limited partnership (“TCP”), Tontine Capital Management, L.L.C., a Delaware limited liability company (“TCM”) and Jeffrey L. Gendell (“Gendell”), 1,898,200 shares are jointly controlled by TCP, TCM and Gendell, which have shared power to vote or direct the vote and to dispose or direct the disposition. TCM, the general partner of TCP, has the power to direct the affairs of TCP, including decisions respecting the disposition of the proceeds from the sale of shares. Gendell is the managing member of TCM and in that capacity, directs its operations.
(2)	According to a Schedule 13G dated February 14, 2005 filed jointly by T. Rowe Price Associates, Inc., a Maryland corporation, (“T. Rowe Price”) and T. Rowe Price Capital Appreciation Fund (“TRP Fund”), the shares of Common Stock shown as beneficially owned by T. Rowe Price are owned by various individual and institutional investors including TRP Fund (which owns 990,000 shares of Common Stock, representing 8.0% of the shares of Common Stock outstanding), to which T. Rowe Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities, which T. Rowe Price expressly disclaims.
(3)	According to a Schedule 13G dated February 14, 2003 filed jointly by FMR Corp. (“FMR”), Edward C Johnson 3d (“Mr. Johnson”), Abigail P Johnson (“Ms. Johnson”), Fidelity Management & Research Company (“FM&R”) and Fidelity Low-Priced Stock Fund (“Fidelity Stock”), various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock shown as beneficially owned by FMR, including Fidelity Stock (which owns 1,431,800 shares of Common Stock, representing 11.6% of the shares of Common Stock outstanding). FMR Corp. did not file a 13G in 2004, 2005 or 2006 because, as far as we are aware, no change occurred in FMR Corp.’s holdings of the Common Stock of the Corporation in fiscal 2003. However, the percentage in the column “Percent of Class” has been recalculated based on the outstanding share capital as of December 31, 2005.
(4)	According to a Schedule 13G dated February 14, 2006, Prospector Partners LLC (a Delaware Limited Liability Company), (“Prospector”) beneficially owns 1,305,000 shares and acts as an investment adviser. Prospector shares investment discretion with White Mountain Advisors LLC (“White Mountain”) pursuant to a sub-advisory agreement. White Mountains has filed a separate Schedule 13G with respect to the shares.
(5)	According to a Schedule 13G dated February 13, 2004 filed jointly by White Mountains Insurance Group Ltd., a Bermuda corporation (“WMIG”), parent holding company, and WMIG’s wholly owned subsidiary White Mountains Advisors, LLC, a Delaware limited liability company (“WMA”), through an investment advisory agreement, WMA directly controls 1,305,000 shares as follows; (i) 856,000 shares are owned by wholly owned subsidiaries of WMIG which are controlled by Prospector Partners (see footnote (4) above), a sub-advisor of WMA, (ii) 399,000 shares are contained in various employee benefit plans of WMIG which are controlled by Prospector Partners a sub-advisor of WMA, and (iii) 50,000 shares are owned by third parties pursuant to investment advisory agreement with WMA, which are controlled by Prospector Partners, a sub-advisor of WMA. Prospector Partners has filed a separate Schedule 13G with respect to those shares.
(6)	According to a Schedule 13G dated January 27, 2006 filed jointly by Artisan Partners LP (“Artisan Partners”), Artisan Investment Corporation (a Wisconsin corporation) (“Artisan Corp”), Andrew A Ziegler (“Mr. Ziegler”) and Carlene Murphy Ziegler (“Mrs. Ziegler”), various persons have the right to receive dividends from or the proceeds of sale of the Common Stock shown as beneficially owned by Artisan Partners. Artisan Partners serves as an investment advisor. Artisan Partners, Artisan Corp, Mr. Ziegler and Mrs. Ziegler have shared power to vote or direct votes and to dispose or direct disposition in respect of 806,500 shares.
(7)	According to Schedule 13G dated February 14, 2006 filed jointly by Barclays Global Investors, NA (“BGI”), Barclays Global Fund Advisors (“BGFA”), Barclays Global Investors Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited, and HYMF Inc, (collectively, the “Barclays Group”), 692,904 shares are beneficially owned by the Barclays Group. BGI beneficially owns 550,232 shares and has sole voting power over 494,890 shares and sole dispositive power over 550,232 shares. BGFA beneficially owns 142,672 shares and has sole voting and sole dispositive power over 142,672 shares.

Share Ownership of Directors and Officers

as of February 6, 2006

Name	Shares Owned Directly or Indirectly	Shares Underlying Options Exercisable within 60 days	Total	Percent of Class
H Aldous	3,460	—	3,460	*
R E Bew	9,784	34,674	44,458	*
B Fiore	3,272	23,243	26,515	*
C Hale(1)	155,711	23,732	179,443	1.21
M Hale(1)	132,163	23,847	156,010	1.06
C Hessner	306	—	306	*
S Haubold	4,772	—	4,772	*
P W Jennings	2,670	—	2,670	*
I McRobbie	318	3,582	3,900	*
J Puckridge	3,272	669	3,941	*
P Williams	2,300	—	2,300	*
J Lawler	—	—	—	*

Directors and Executive Officers as a group (16 persons)(2)	420,661	279,732	700,393	4.74

Notes:

(*)	Less than 1%.
(1)	In the case of Mr. C. Hale and Mr. M. Hale, these figures include 27,960 shares as if these same shares were held by each of them individually. Mr. C. Hale and Mr. M. Hale, however, both disclaim beneficial ownership of these shares as such shares are held in a family trust over which they serve as co-trustees with shared voting power.
(2)	Includes the above named directors and officers as well as M Dawson, A Hartley, R Shone and D J Kerrison. Note that the 27,960 shares held jointly in trust by Mr. M. Hale and Mr. C. Hale (referred to in note 1) are counted only once in these figures.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth certain information regarding compensation paid or accrued to Paul W. Jennings, President and Chief Executive Officer of the Corporation, and to each of the Corporation’s four next most highly compensated executive officers for services rendered to the Corporation during fiscal 2005, 2004 and 2003.

Summary Compensation Table(1)

	Annual Compensation					Long Term Compensation Awards	All Other Compensation
Name & Principal Position	Year	Salary ($)	Bonus(2) ($)	Other Annual Compensation ($)		Number of Securities underlying options/ SARs
P W Jennings(3)	2005	536,708	417,043	10,237	(4)	17,058	14,434	(5)
(President & Chief Executive Officer)	2004	427,164	220,586	1,147		10,500	20,887
	2003	365,764	209,573	1,103		35,000	15,291

P Williams(6)	2005	299,599	386,500	0		600	30,035	(7)
(Exec VP & President, Petroleum	2004	221,115	203,000	0		5,000	28,187
Specialties)	2003	183,234	173,052	0		0	27,217

S E Todd	2005	146,597	0	99	(8)	7,451	388,099	(9)
(former Exec VP and Corporate	2004	364,412	136,321	96		0	0
Development Director)	2003	236,852	92,645	0		24,000	0

J Lawler(10)	2005	470,498	38,767	0		0	0
(Exec VP and Chief Financial	2004	0	0	0		0	0
Officer)	2003	0	0	0		0	0

I McRobbie	2005	212,266	128,281	19,271	(11)	6,598	20,233	(12)
(Senior VP, Research & Technology)	2004	202,662	110,479	18,708		5,150	16,751
	2003	193,011	100,090	16,070		24,000	13,457

C Hessner(13)	2005	232,601	123,441	70	(14)	4,836	13,731	(15)
(Senior VP, Human Resources)	2004	222,239	106,310	64		3,750	16,709
	2003	146,379	75,954	0		18,000	15,606

Notes:

(1)	All the Executives above, other than Mr. Williams, are paid in pounds sterling. For the purposes of the Summary Compensation Table, an exchange rate of 1.8382 is used for 2003, 2004 and 2005, being the average exchange rate for 2005. Mr. Williams is paid in US dollars. The Corporation does not provide restricted stock awards or LTIPs.
(2)	The bonus payments for all the Executives listed above relate to bonuses earned for the stated year.
(3)	Mr. Jennings was promoted to President and Chief Executive Officer on June 23, 2005, having previously been the Chief Financial Officer of the Corporation.
(4)	Mr. Jennings received other benefits consisting of life assurance valued at $1,615 and tax payments paid by the Corporation on Mr. Jennings’ behalf of $8,622.
(5)	Mr. Jennings received a pension benefit valued at $14,434.
(6)	Mr. Williams was appointed as an Officer of the Corporation on September 6, 2005.
(7)	Mr. Williams received a pension benefit valued at $30,035.
(8)	Ms. Todd received other benefits consisting of life assurance valued at $99.
(9)	Ms. Todd received payments in lieu of pension benefit valued at $47,205. Ms. Todd left the organization on June 30, 2005 and at that time received a severance payment of $340,894.
(10)	Mr. Lawler was appointed as Chief Financial Officer on August 1, 2005, having worked for the Corporation as a consultant since May 2005.
(11)	Dr. McRobbie received other benefits consisting of a leased company car valued at $18,856 and life assurance valued at $415.
(12)	Dr. McRobbie received a pension benefit valued at $20,233.
(13)	Dr. Hessner joined the Corporation on March 31, 2003.
(14)	Dr. Hessner received other benefits consisting of life assurance valued at $70.
(15)	Dr. Hessner received a pension benefit valued at $13,731.

Stock Option Plans

The Corporation has five active stock option plans, the first four of which provide for grants of options to key employees and non-employee directors. One other plan provides stock options on an equal basis to all U.K. employees.

The four Plans which grant options to key employees or non-employee directors are:

i)	The Innospec Inc. Company Share Option Plan, as amended (the “Company Plan”)

Under the Company Plan, the Directors of the Corporation are permitted to grant options, at their discretion, to both directors required to work more than 20 hours a week for the Corporation and other employees who are required to work more than 25 hours for the Corporation and, in each case, where the grantee does not possess more than ten per cent of the shares of the Corporation. Options under the Company Plan are granted at fair market value at the time of grant.

ii)	The Innospec Inc. Performance Related Stock Option Plan, as amended (the “Performance Plan”)

Under the Performance Plan, the Innospec Compensation Committee may, at its discretion, grant options to employees who work for a group company and who do not own more than ten per cent of the total combined voting power of all classes of shares of the Corporation. Under the Performance Plan, the Compensation Committee may grant stock options at such exercise price as it determines. Options granted under this plan are exercisable subject to the Corporation meeting certain performance targets as set by the Compensation Committee. The targets that are set are designed to be “stretch” targets which focus on delivery of high performance and enhancing shareholder value.

iii)	The Innospec Inc. Non-Employee Directors’ Stock Option Plan, as amended (the “NED Plan”)

The NED Plan was adopted on February 24, 2004 by which non-employee directors are granted one quarter of their annual fee in the form of shares for work performed in their capacity as directors. The plan is intended to align the interests of the directors with the Corporation.

iv)	The Innospec Inc. 2004 Executive Co-Investment Plan

The Executive Co-Investment Plan was adopted on February 24, 2004 by which certain senior executives are allowed to elect to utilize part of their annual bonus earned to acquire shares in the Corporation and provisionally receive matching shares from the Corporation. For every two shares the employee elects to acquire out of their bonus up to target, the Corporation will provisionally allocate one additional share. In the case of shares the employee elects to acquire out of bonus above target, shares are matched on a one for one basis. Executives must elect to use a minimum of one third of their bonus above-target to acquire shares. The matching shares become vested and transfer to the employee if they continue to hold the acquired shares and be employed by the Corporation on the third anniversary of making the election.

The other active plan which provides stock options to UK employees is:

v)	The Innospec Inc. Savings Related Share Option Scheme, as amended (the “Savings Plan”)

The Board of Directors may determine, in their absolute discretion, those employees that may participate in the Savings Plan. Permitted participants will be able to make a fixed contribution from their income to the Savings Plan up to a pre-determined maximum limit.

All the above Plans were approved or were amended, restated and re-approved by stockholders at the 2004 Annual Meeting. Details of all of the above Plans were contained in the Corporation’s 2004 Proxy Statement and are incorporated herein by reference.

Options, and the conditions relating thereto, granted under the above plans are determined by the Compensation Committee. The current limit for the number of shares of Common Stock which can be issued or awarded under the plans listed above is 3,043,000.

Stock Option Grants

The options granted to the Named Executives during fiscal 2005 pursuant to the plans described above are set out in the following table.

Option/SAR Grants in Last Fiscal Year

	Individual Grants(1)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	No of Securities Underlying Options/ SARS Granted	% of Total Options/SARS Granted to Employees in 2005	Exercise or Base Price ($/share)	Market Price of Underlying Securities on Date of Grant	Vesting Date	Expiration Date	0% ($)	5% ($)	10% ($)
P W Jennings
CSOP	2,820	1.96	19.77	19.77	02/18/2008	02/18/2015		35,062	88,853
PRSOP(3)	8,460	5.89	0	19.77	02/18/2008	02/18/2015	167,254	272,439	433,814
PRSOP(3)	5,000	3.48	0	18.39	07/25/2008	07/25/2015	91,950	149,777	238,495
Co-Invest	778	0.54	0	19.95	03/04/2008	03/04/2015	15,521	25,282	40,258
Total	17,058

P Williams
CSOP	0	—	—	—	—	—	—	—	—
PRSOP(3)	600	0.42	0	19.77	02/18/2008	02/18/2015	11,862	19,322	30,767
Co-Invest	0	—	—	—	—	—	—	—	—
Total	600

S Todd(4)
CSOP	1,740	1.21	19.77	19.77	02/18/2008	02/18/2015		56,034	89,224
PRSOP(3)	5,230	3.64	0	19.77	02/18/2008	02/18/2015	103,397	168,423	268,185
Co-Invest	481	0.33	0	19.95	03/04/2008	03/04/2015	9,596	15,631	24,889
Total	7,451

J Lawler(5)	—	—	—	—	—	—	—	—	—

I McRobbie
CSOP	1,570	1.09	19.77	19.77	02/18/2008	02/18/2015		19,520	49,468
PRSOP(3)	4,710	3.28	0	19.77	02/18/2008	02/18/2015	93,117	151,677	241,521
Co-Invest	318	0.22	0	19.95	03/04/2008	03/04/2015	6,344	10,334	16,455
Total	6,280

C Hessner
CSOP	1,130	0.79	19.77	19.77	02/18/2008	02/18/2015		14,050	35,604
PRSOP(3)	3,400	2.37	0	19.77	02/18/2008	02/18/2015	67,218	109,491	174,346
Co-Invest	306	0.21	0	19.95	03/04/2008	03/04/2015	6,105	9,944	15,834
Total	4,836

Notes:

(1)	In the event of a change of control of the Corporation, all options become fully vested and exercisable. In order to prevent dilution or enlargement of rights under the options, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in the corporate structure of shares of the Corporation, the type and number of shares available upon exercise and the exercise price will be adjusted accordingly. The Compensation Committee may, subject to specified limitations, advance the date on which an option shall become exercisable.
(2)	Amounts reflect assumed rates of appreciation compounded annually from the fair market value on the date of grant in accordance with the Securities and Exchange Commission’s executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.
(3)	The exercise of these options is dependent on the Corporation and the individual achieving specific performance related targets over a three year period.
(4)	Ms. Todd left the Corporation on June 30, 2005.
(5)	No options were granted to Mr. Lawler during fiscal 2005

Stock Option Exercises and Fiscal Year End Option Values

The table below sets forth certain information with respect to the exercise options during the fiscal year ended December 31, 2005 by the named executive officers and the fiscal year-end value of unexecuted in-the-money options held by such officers.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name	No. of Shares Acquired on Exercise	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the- Money Options at December 31, 2005(2)
			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
P W Jennings	—	—	—	62,558	—	931,262

P Williams	—	—	—	5,600	—	91,112

S E Todd	—	—	23,611	—	303,240	—

J Lawler(3)	—	—	—	—	—	—

I McRobbie	—	—	3,582	35,748	9,616	534,925

C Hessner	—	—	—	26,586	—	397,899

Notes:

(1)	The amounts in this column are the differences between the fair market value at the exercise date of the Innospec Inc. shares acquired through the option exercises and the exercise price of the option.
(2)	The amounts in these columns are the differences between the fair market value of Innospec Inc. shares at December 31, 2005 ($16.27 per share), and the exercise price of the option. An option is considered in-the-money when the fair market value of the shares is greater than the exercise price of the option.
(3)	There were no aggregated options/SAR exercises during fiscal 2005 for Mr. Lawler.

Equity Compensation Plans

The following table summarizes information, as of February 6, 2006, relating to current stock option plans of the Corporation approved by security holders pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares have been granted from time to time under the CSOP, PRSOP, NEDs’ Stock Option Plan, Co-Investment Plan, NED Stock Plan and Savings Related Plan.

Equity Compensation Plan Information

Plan	Number of Options Exercised	Number of Options outstanding	Total Number of Authorized Shares
PRSOP	309,453	278,699	1,076,051
CSOP	693,117	434,059	1,258,730
NEDs Stock Option Plan	72,461	119,855	263,922
Savings Related Plan	87,407	87,219	299,297
Co-Investment Plan	—	7,106	95,000
NEDs Stock Plan 2004	—	7,525	50,000

Total	1,162,438	934,463	3,043,000

The closing price of the Corporation’s Common Stock on The New York Stock Exchange on March 9, 2005 was $23.97

Pension Plans

The Corporation operates four separate pension plans for executives. One of these is a defined benefit plan which is designed to provide the equivalent of 1/57 of final salary (or the average of the last three years of service if higher) for each year of service with the Corporation. In conjunction with this plan, there is a defined contribution plan and the Corporation makes contributions calculated as a percentage of base salary for eligible executives. The third plan is a stand alone defined contribution plan and the Corporation makes contributions, calculated as a percentage of base salary, to the plans for the eligible executives. The fourth plan is a top-up defined contribution plan designed to provide additional benefits on retirement to certain eligible executives. None of the current executive officers are active members of this plan. The four plans are:

i)	The Associated Octel Company Limited Pension Plan;
ii)	The Associated Octel Company Limited Senior Management Plan;
iii)	The Group Personal Pension.
iv)	The Associated Octel Company Limited Funded Unapproved Pension Plan; and

The reason for having the top up defined contribution plans together with the defined benefit plan is to make maximum use of U.K. Inland Revenue approved pension arrangements to optimize both the Executive’s and the Corporation’s tax position.

Normal retirement age is the end of the month following the Executive’s 65th birthday.

Pension Plan Table

Final Earnings $	5 Years	10 Years	15 Years	20 Years	25 Years
	@ 1/57 $	@ 1/57 $	@ 1/57 $	@ 1/57 $	@ 1/57 $
150,000	13,158	26,316	39,474	52,632	65,789
250,000	21,930	43,860	65,789	87,719	109,649
350,000	30,702	61,404	92,105	122,807	153,509
450,000	39,474	78,947	118,421	157,895	197,368
550,000	48,246	96,491	144,737	192,982	241,228
650,000	57,018	114,035	171,053	228,070	285,088
750,000	65,789	131,579	197,368	263,158	328,947
850,000	74,561	149,123	223,684	298,246	372,807

The table above contains the gross pension amounts payable which would be subject to local income taxes and other benefit costs for the individual. Pension benefits are calculated on a straight-life annuity basis based on eligible executives’ base pensionable salary, as described above, and are shown in the table above prior to withholding for any tax or other types of withholding that may be required at the time of payment. As of December 31, 2005, the final base pensionable salary of the Named Executives and eligible credited years under the pension plans were as follows:

Name(1)	Pensionable Salary ($)	Eligible Years
Paul W. Jennings	194,114	4.25
Ian McRobbie	212,266	4
Cathy Hessner	194,114	3

Notes:

(1)	During fiscal 2005, Ms. Todd, Mr. Williams and Mr. Lawler were not eligible to participate in the defined benefit plan; accordingly they are not included in this table.

Change in Control and Severance Agreements

The Corporation recognizes that establishing and maintaining a strong management team is essential in protecting and enhancing the interests of the Corporation and its stockholders. In order to ensure management stability and the continuity of key management personnel, the Corporation entered into a Change-in-Control agreement with the President and Chief Executive Officer, Mr. Jennings, at the time of his appointment to the role. The agreement provides that in the event of a take-over or fundamental restructuring of the business which results in the loss of Mr. Jennings’ position, he is entitled to compensation of two years pay.

Employment Agreements

Each Executive also has an employment agreement which provides for, among other things, up to 30 days of annual vacation, the provision of a car or car allowance, private health insurance, pension provision, and a rolling one year term of employment which can be terminated by the Corporation upon twelve months notice and six months from the Executive.

Life Insurance Cover

Named Executives are covered by two basic plans. The Corporation’s accidental death plan provides up to six times annual salary in the event of accidental death for whatever reason. Also, as a component of the pension plans, up to four times annual salary is payable for death while in service with the Corporation.

Non-employee directors have accidental cover while on Corporation business up to a maximum of $500,000 in the case of death or injury. Cover ceases upon termination of employment with the Corporation and there are no cash surrender values.

2005 REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Corporation with the assistance of external advisors and develops and administers programs providing stock-based incentives. After consideration of the Compensation Committee’s recommendations, the full Board approves the salaries and bonuses and the stock and benefit programs for the Corporation’s executive officers.

Compensation Philosophy

The compensation philosophy of the Corporation is to link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The goals of the Corporation’s executive compensation programs are to:

•	Establish pay levels that are necessary to attract and retain highly qualified executives in light of the overall competitiveness of the market for high quality executive talent and the Corporation’s unique business profile.

•	Recognize superior individual performance, new responsibilities and new positions within the Corporation.

•	Balance short-term and long-term compensation to complement the Corporation’s annual and long-term business objectives and strategy and to encourage executive performance in the fulfillment of those objectives.

•	Provide variable compensation opportunities based on the Corporation’s performance.

•	Encourage stock ownership by executives.

•	Align executive remuneration with the interests of stockholders.

•	Focus on and reward achievement of exceptional performance.

Stock Ownership

The Compensation Committee believes that it can align the interests of stockholders and executives by providing those persons who have substantial responsibility over the management and growth of the Corporation with an opportunity to establish a meaningful ownership position in the Corporation. As part of this, effective January 1, 2004 the Board has established minimum share ownership guidelines for the members of the senior executive team to encourage key employees to align their interest closely with those of other stockholders. These guidelines require the senior executive team to build their shareholdings in the Corporation to the level set by the Compensation Committee, which is currently to reach a share ownership level equivalent in value to 100% of their base annual salary within a four-year period. This criteria has only recently been introduced and currently no member of the executive team satisfies this guideline.

Compensation Components

Corporate and individual performances are recognized through both short- and long-term incentive compensation plans designed to align the interests of executives and stockholders. The total compensation program consists of several components: base salary, which reflects the executive’s level of responsibility and individual performance; annual incentive compensation awards in the form of cash bonuses, which reflect both corporate and individual performance; and long-term incentive compensation in the form of stock options. The latter two components provide at risk compensation which is linked directly to financial results. In addition, the

2004 Co-Investment Plan is linked to the annual cash bonus and hence overall corporate and personal performance, and encourages the senior team to hold shares in the Corporation. The Committee considers all elements of compensation when determining an individual’s total compensation. All compensation for executives based in the UK is paid in pounds sterling and has been translated into U.S. dollar amounts based on an exchange rate of $1.8382 (the average exchange rate for 2005). One executive is based in the US and his compensation is therefore paid in US dollars.

Short-Term Incentive Compensation

Each year the Committee reviews and determines along with the other “independent” directors the base salary of the President and Chief Executive Officer. In conjunction with this review, the Committee also reviews the base salaries of other corporate officers and makes the final compensation recommendations for such officers to the Board for Board approval. The median level of the executive market as assessed by external surveys is used as the main criterion in determining base salary. The levels and scope of responsibility, experience, and corporate and business unit performances, as well as individual performance, are also key criteria in base salary determination.

A Management Incentive Compensation Plan (“MICP”) provides incentive compensation in the form of cash bonuses to executive officers, managers and other selected key employees who have a broad impact on the Corporation’s performance. The philosophy for incentive compensation is to provide awards when financial objectives are achieved or exceeded and provide no or reduced awards when the objectives are not achieved. The awards granted in 2005 were based on pre-established targets for corporate income, cash generation and business unit performance in addition to individual achievement against personal targets.

Long-Term Incentive Compensation

Long-term incentive compensation is comprised of annual grants of stock options, which are designed to encourage key employees to remain with the Corporation and deliver enhanced performance, by providing them with a long-term interest in the Corporation’s overall performance and, by focusing on the achievement of exceptional business results, to motivate them to maximize long-term stockholder value. The Corporation’s stock option grant guidelines were designed with the assistance of external compensation consultants. The Committee administers the stock compensation plans. A combination of options at market value at the date of grant and performance related zero cost stock options, which cannot be exercised for at least three years from the date of grant and which expire within 10 years of date of grant will generally be granted annually.

Chief Executive’s Compensation

Mr. Jennings’s compensation includes base salary, incentive compensation and stock options. In 2005, consistent with all other executive officers, the President and Chief Executive Officer’s compensation was determined by the Board, based on the Compensation Committee recommendations in accordance with the salary policy, bonus programs and stock option guidelines, namely the Corporation and the President and Chief Executive’s overall performance and motivation to maximize long-term stockholder value. Stock options, which cannot be exercised for at least three years from the date of grant, with a maximum of 10 year exercise from plan inception, will generally be granted annually. The Committee has available information as to the level of past awards and individual stock ownership of the President and Chief Executive Officer, as well as historical information on bonus payments and base salary.

Mr. Jennings’s base salary effective as of December 2005 was approximately $505,505. This salary has been verified by a global external compensation consultancy as in line with market rates for CEO’s of similar sized businesses in the U.K operating internationally. A bonus of approximately $417,043 was granted to Mr. Jennings in consideration of the Corporation’s financial performance and Mr. Jennings’s leadership of the Corporation and achievement of specific business objectives during the fiscal year. Consistent with all other executive officers, the President and Chief Executive Officer’s bonus was determined by the Board, based on the recommendation of the Compensation Committee taking into account three primary factors: achievement of an overall corporate cash flow target, achievement of an overall corporate income target and achievement of agreed personal objectives.

Pursuant to the Corporation Share Option Plan (CSOP), Mr. Jennings was granted 2,820 options in respect of shares at an exercise price of $19.77, which will vest in February 2008 and must be exercised by February 2015. On the same date, Mr. Jennings was also granted 8,460 zero cost options pursuant to the Performance Related Stock Option Plan (PRSOP) which will vest in February 2008, subject to the satisfaction of certain stretching corporate financial performance criteria specified by the Compensation Committee. In addition, Mr. Jennings was granted 778 matching shares pursuant to the 2004 Innospec Inc. Executive Co-Investment Plan, which will vest in March 2008, subject to Mr. Jennings continuing to hold the shares he purchased in this scheme until the vesting date and continuing to be employed by Innospec Inc.. At the time of his appointment to CEO, Mr. Jennings was granted 5,000 zero cost options pursuant to the Performance Related Stock Option Plan (PRSOP) which will vest in July 2008, subject to the satisfaction of certain performance criteria specified by the Compensation Committee.

In line with normal U.K. practice, Mr. Jennings also receives pension benefits and life assurance valued at $16,050.

Summary

With a significant portion of the Corporation’s executive compensation linked directly to individual and corporate performance and paid in stock, the Committee believes that these compensation practices, together with the share ownership requirement for the senior team, will help ensure alignment with the interests of the Corporation’s stockholders. While recognizing that fluctuations of the business cycles may negatively impact financial performance from time to time, the Committee believes that the focus on stretching performance measures through the stock plans, the strong leadership provided by the Corporation’s senior executives and the infrastructure that they have put in place have positioned the Corporation to capitalize on the opportunities that lie ahead.

Compensation Committee Interlocks and Insider Participation

This report is submitted by the members of the Compensation Committee listed below, none of whom is or has been a full-time employee of the Corporation. Mr. Puckridge and Mr. C Hale have served as members of the Committee since February 20, 2002. Mr. Haubold was appointed to the Committee on April 1, 2004. The Committee met six times during fiscal 2005.

During the course of the Corporation’s last fiscal year, none of the members of the Compensation Committee served as an officer or employee of the Corporation or any of its subsidiaries nor had any relationships with the Corporation or any of its subsidiaries requiring disclosure under any paragraph of Item 402(j) (Compensation Committee Interlocks and Insider Participation) or Item 404 (Certain Relationships and Related Transactions) of Regulation S-K.

COMPENSATION COMMITTEE

Current Members	Position	Date Appointed

James M. C. Puckridge	Chairman	February 20, 2002
Charles M. Hale	Member	February 20, 2002
Samuel A. Haubold	Member	April 1, 2004

AUDIT COMMITTEE REPORT

The Board has adopted a written Audit Committee Charter.

As part of fulfilling its responsibilities, the Audit Committee:

1.	held meetings with the Corporation’s internal auditors and the independent registered public accounting firm, both in the presence of management and privately to discuss the overall scope and plans for the respective audits, the results of the audits, the evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s final reports;

2.	reviewed and discussed the audited financial statements for fiscal year 2005 with management and the independent registered public accounting firm;

3.	discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees) as amended or supplemented; and

4.	received the written disclosure and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed that firm’s independence with representatives of the firm. The Audit Committee has also considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Corporation is compatible with its independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission.

Principal accountant fees and services

Aggregate fees for professional services rendered for the Corporation by PricewaterhouseCoopers LLP as of or for the years ended 31 December, 2005 and 2004 (Note 1) were:

	2005	2004
	$,000	$,000
Audit	1,655	2,855

Audit related	12	854

Tax: Compliance	59	81
Advisory	74	74

Tax Total	133	155

Other	—	—

Total	1,800	3,864

Audit, Audit related, tax compliance	1,726	3,790
Tax advisory and other fees	74	74

	1,800	3,864

Note 1:	A substantial proportion of the fees billed in all of the categories as of or for the years ended December 31, 2005 and 2004 are denominate in a currency other than US dollars. Accordingly, fees billed as of or for both periods have been translated at consistent exchange rates.
Note 2:	The aggregate fees included in Audit Fees are fees billed for the fiscal years for the audits of the consolidated financial statements of the Corporation, statutory and subsidiary audits, and review of documents filed with SEC. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

The Audit Related fees as of the years ended December 31, 2005 and 2004, respectively, were for assurance and related services relating to consultations concerning financial accounting and reporting standards, regulatory compliance, due diligence in respect of acquisitions and SOX 404 documentation.

Taxation Advisory fees as of the years ended December 31, 2005 and 2004, respectively, for tax planning and tax advice and advice related to mergers and acquisitions.

Taxation Compliance fees as of the years ended December 31, 2005 and 2004, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund.

No Other services were provided for the years ended December 31, 2005.

Audit Committee Pre-approval Policies and Procedures

The Corporation’s Audit Committee adopted pre-approval policies and procedures for audit and non-audit services in August 2005 attached as Appendix A to this Proxy Statement. The Audit Committee reviewed and approved the audit and non-audit services rendered by PricewaterhouseCoopers to the Corporation during the year 2005 and concluded such services were compatible with maintaining PricewaterhouseCoopers’ independence.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Corporation specifically incorporates this report or a portion of its by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

AUDIT COMMITTEE

Current Members	Position	Date Appointed

Martin M. Hale	Chairman	April 1, 2002
Hugh G.C. Aldous	Member	February 15, 2005
Charles M. Hale	Member	May 7, 1998

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return to stockholders on the Common Stock of the Corporation, S&P 500 Composite Index and NASDAQ Composite Index since December 31, 2000, assuming a $100 investment and the re-investment of any dividends thereafter.

Innospec Inc. S&P Equity Indices

Total Return to Shareholders since Dec. 31, 2000

Value of $100 investment made December 31, 2000

	December 31,
	2000	2001	2002	2003	2004	2005
Innospec Inc.	100	156.52	137.39	171.22	180.96	141.48
S&P 500 Index	100	86.92	66.61	84.18	91.75	94.5
NASDAQ Composite	100	78.95	54.06	81.09	88.06	89.27

*excludes purchase commissions

INFORMATION REGARDING THE CORPORATION’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of the Corporation, selected by the Audit Committee for the fiscal year ending December 31, 2006, is PricewaterhouseCoopers LLP, 1 Embankment Place, London, WC2N 6RH, England. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if such representative desires to do so. The representative is also expected to be available to respond to appropriate questions.

OTHER MATTERS

As of the date of this Proxy Statement, management is not aware of any matters to be presented at the meeting other than the matters specifically stated in the Notice of Meeting and discussed in this Proxy Statement. If any other matter or matters are properly brought before the meeting, the persons named in the enclosed Proxy Form have discretionary authority to vote the proxy on each such matter in accordance with their judgment.

SOLICITATION AND EXPENSES OF SOLICITATION

The solicitation of proxies will be made initially by mail. The Corporation’s directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Corporation’s Common Stock. All expenses of solicitation of proxies will be paid by the Corporation.

ANNUAL REPORT TO STOCKHOLDERS

Copies of the Corporation’s 2005 Annual Report on Form 10-K to Stockholders for the fiscal year ended December 31, 2005 are being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of the Annual Report on Form 10-K to Stockholders may obtain one by writing or calling Investor Relations, Innospec Inc., Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4HF, England, telephone 011 44 151 355 3611, or by e-mail to investor@innospecinc.com.

STOCKHOLDERS’ PROPOSALS FOR THE 2007 ANNUAL MEETING

The Corporation anticipates holding its 2007 Annual Meeting of Stockholders on May 1, 2007.

Under the regulations of the Securities and Exchange Commission, any stockholder desiring to make a proposal to be acted upon at the 2007 Annual Meeting of Stockholders and have it included in our proxy materials must present such proposals to the Secretary of the Corporation not later than November 15, 2006.

Stockholder proposals or director nominations not included in a proxy statement for an annual meeting must comply with the advance notice procedures and information requirements set forth in the by-laws of the Corporation in order to be properly brought before that annual meeting of stockholders. Under the Corporation’s by-laws, any stockholder desiring to make a proposal to be acted upon at the 2007 Annual Meeting of Stockholders must present such proposals in writing to the Secretary of the Corporation not before February 1, 2007 or later than March 3, 2007.

By order of the Board of Directors

Andrew Hartley

Vice President and General Counsel

March 31, 2006

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD

APPENDIX A

INNOSPEC INC.

AUDIT COMMITTEE PRE-APPROVAL POLICY

FOR AUDIT & NON-AUDIT SERVICES

Adopted August 1, 2005

I.    PURPOSE OF POLICY

Under the Sarbanes-Oxley Act of 2002 (the “Act”), and the rules of the Securities and Exchange Commission (the “SEC”), the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Accordingly, the Audit Committee is adopting this Audit and Non-Audit Services Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services to be performed by the independent auditor are to be pre-approved.

II.    IMPLEMENTATION OF POLICY

To implement the provisions of the Act, the SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the Audit Committee’s administration of the engagement of the independent auditor. Prohibited services are set out in Section IV.

Services permitted to be provided by the independent auditor are set out in Section V. Unless a type of service to be provided by the independent auditor has received general pre-approval at the quarterly meeting of the Audit Committee, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels, as such levels are determined by the Audit Committee at the time such services are pre-approved, will require specific pre-approval by the Audit Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

III.    DELEGATION

The Audit Committee may delegate pre-approval authority to the Audit Committee Chairman. The Chairman to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

IV. PROHIBITED SERVICES

The Audit Committee will not approve nor will the Company’s independent auditor perform for the Company any services that constitute Prohibited Activities as defined by the Act or by regulations promulgated by the SEC. These prohibited activities include:

(a)	bookkeeping or other services related to the accounting records or financial statements of the audit client;

(b)	financial information systems design and implementation;

(c)	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(d)	actuarial services;

(e)	internal audit outsourcing services;

(f)	management functions or human resources;

(g)	broker or dealer, investment adviser, or investment banking services;

(h)	legal services and expert services unrelated to the audit; and

(i)	any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

V.    NON-PROHIBITED SERVICES

(a) Audit Services

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will monitor the audit services engagement throughout the year and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. The Audit Committee will request that the audit engagement letter with the independent auditor be addressed to the Chairman of the Audit Committee and that the Chairman of the Audit Committee execute the engagement letter on behalf of the Company. The audit services include the following:

•	the annual financial statement and internal control over financial reporting audits (including required quarterly reviews) and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements;

•	services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters; and

•	consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies.

(b) Other Audit and Non-Audit Services

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit and non-audit services, which are those services that the Audit Committee believes that independent auditor reasonably can provide without impairing the independence of the auditor. The other audit and non-audit services set forth below shall be subject to the general pre-approval of the Audit Committee at the cost level as determined by the Audit Committee at the time of such approval. All other audit and non-audit services shall, subject to its powers of delegation referred to above, be specifically pre-approved by the Audit Committee.

(i) Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor, and shall pre-approve the audit-related services on a quarterly basis. All other audit-related services not approved at the quarterly meeting of the Audit Committee shall, subject to its powers of delegation referred to above, be separately pre-approved by the Audit Committee. Audit-related services include the following:

•	due diligence services pertaining to potential business acquisitions/dispositions;

•	research and consultation regarding accounting and financial reporting transactions;

•	financial statement audits of employee benefit plans;

•	agreed-upon or expanded audit procedures related to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters;

•	internal control reviews and assistance with internal control reporting requirements;

•	consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies; and

•	attest services not required by statute or regulation.

(ii) Tax Services

The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee shall pre-approve any tax services on a quarterly basis. Tax services include the following:

•	U.S. federal, state and local tax compliance, planning and advice International tax compliance, planning and advice; and

•	review of federal, state, local and international income, franchise, and other tax returns.

(iii) Other Non-audit Services

The Audit Committee may grant pre-approval to those permissible non-audit services classified as other non-audit services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee shall pre-approve the other non-audit services on a quarterly basis. Other non-audit services which are not approved at the quarterly meeting of the Audit Committee shall, subject to its powers of delegation referred to above, be separately pre-approved by the Audit Committee.

VI.    SUPPORTING DOCUMENTATION

With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation, at the request of the Audit Committee, regarding the specific services to be provided.

VII.    PROCEDURES

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Company’s Chief Financial Officer or other designated officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

VIII.    GENERAL PRE-APPROVAL OF NON-AUDIT SERVICES

The Audit Committee has pre-approved permissible non-audit services, as set out in Section V, at a level of cost not exceeding $10,000.

Non-audit services that have received general pre-approval shall be reported to the Audit Committee at it scheduled meetings.

Proxy - Innospec Inc.

This Proxy is Solicited on behalf of the Board of Directors

The undersigned hereby appoints Paul W. Jennings and James F. Lawler and each of them with full power of substitution, as the proxies of the undersigned, to attend the Annual Meeting of Stockholders to be held on Tuesday, May 2, 2006, at 10:00 a.m. and any adjournment or postponement thereof, and to vote the stock the undersigned would be entitled to vote, if present, on the items listed on the reverse side of this proxy card.

THIS PROXY WILL BE VOTED AS SPECIFIED; OR IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 3.

Applicable law requires the corporation to send separate proxy statements and proxy cards for all your accounts.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A    Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Mr. James M.C. Puckridge	☐	☐

2.	Election of New Director.

	For	Withhold
02 - Mr. Paul W. Jennings	☐	☐

B    Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
3. To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon any other matter which may properly come before the meeting.	Mark box at right if you plan to attend the Annual Meeting.	☐

C    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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